Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-44516, 33-46026, 33-62226, 33-88598, 333-02751, 333-29981, 333-52547, 333-75065, 333-34188, 333-54200, 333-101525, 333-127582, 333-145257 and 333-145258) and on Form S-3 (File Nos. 333-117230, 333-129889, 333-129891, 333-136465, 333-145524, 333-133087, 333-125180, 333-32374, 333-30358, 333-89073, 333-52461, 333-23423, 333-19815, 333-02323 and 333-146212) of Emisphere Technologies, Inc. of our report dated March 16, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
New York, New York
March 16, 2009

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